$11.8 Million Revenue in Q2; +10% Quarter Over Quarter; Management Anticipates 20% 3rd Quarter Year over Year Revenue Growth; $288k Cashflow Generated in First Six Months of 2010; $150 Million Gross Sales Pipeline; Form 10Q filed by Zanett

NEW YORK, Aug. 17 /PRNewswire-FirstCall/ -- Zanett, Inc. (Nasdaq: ZANE), a leading consulting firm specializing in serving Fortune 500 corporations and mid-market organizations in Health care, Life Sciences, Manufacturing & Distribution, Retail, Gaming & Hospitality, and State & Local Government has announced its financial results for Q2 the six months ended June 30, 2010.

Financial Highlights for the six months ended June 30, 2010

  10% revenue growth to $11.8 million in Q2 2010, vs. $10.7 million in Q1 2010.
  $20+ million in total new contracts signed in Q2– revenue to be realized over the next 18 months.
  $38+ million in total new contracts signed in first 6 months of 2010.
  GAAP operating loss of $98k in first six months of 2010, vs. GAAP operating loss of $128k in the same period 2009.
  Q2 GAAP net income loss of $407k, vs loss of $249k for same period 2009
  $288k in cashflow generated from operating activities in first 6 months of 2010, vs $1.11 million of cash used in operating activities in same period of 2009
  $150 million strong un-weighted sales pipeline as of June 30, 2010.

POSITIVE DEVELOPMENTS – ZANETT WELL POSITIONED

Mr. Dennis Harkins, the President of Zanett Inc, stated, "While Zanett lost $407k in Q2 GAAP net income, revenue grew at almost an 11% clip, and the firm had cash provided by operations of $288k in cash during the first 6 months of 2010.  We are planning to use this cash to continue to pay down some of our debt."

"I just would like to say that to me Zanett's future has never looked brighter than it does today. The contracts that we have signed over the past 9 months are outstanding... some have just begun and a few are even in full swing.   Beginning in May, our utilization rates have started to dramatically improve, and now are cruising at comfortably high levels. For the three months ending September 30, 2010, the Company expects revenue to grow approximately 20% above the revenue posted in the same period of 2009. I fully expect this revenue growth to hit our bottom line with a positive impact. I am very optimistic about Q3 so far, and cannot wait to see the full results."

About Zanett, Inc.

Zanett is a leading business process outsourcing (BPO), IT enabled services (ITES), and information technology (IT) consulting firm serving Fortune 500 corporations and mid-market organizations in Healthcare, Life Sciences, Manufacturing & Distribution, Retail, Gaming & Hospitality, and State & Local Government.

Zanett helps organizations align business objectives with outsourced technology-enabled services to create Real Enterprise Value. We offer solutions ranging from business consulting as well as custom business solutions that integrate and implement Oracle's full suite of product offerings Oracle, JD Edwards, PeopleSoft, Seibel, including infrastructure technology and managed services together with associated Oracle Fusion technologies. Zanett employs over 213 professionals in North America and Asia with offices in Atlanta, Boston, Cincinnati, Indianapolis, Jacksonville, New York City, North Palm Beach, and Manila. For more information please visit http://www.zanett.com or http://healthcare.zanett.com .

Certain statements in this news release regarding projected results of operations, or, projected results of financial plans or future strategies and initiatives, including, but not limited to, projections of revenue, projections of profitability, any and all future expectation, and plans for future activities may and should be regarded as "forward-looking statements'' within the meaning of the Securities Litigation Reform Act. These statements involve, among other things, known and unknown risks, uncertainties and other factors that may cause Zanett, Inc.'s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. Zanett currently is considering, but in reality may or may not in the future implement any or all of the items and issues listed in any planned budget or strategic initiative, due to, among other things, known and unknown risks, uncertainties and other factors.

Circumstances do change, and if and when the landscape changes, Zanett shall endeavor to remain as flexible as possible, and adjust its strategy accordingly. Zanett, Inc. undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, change in strategy, or otherwise. The aforementioned listing of risks and uncertainties is not inclusive. For a more detailed discussion of some, but not all, of the risks and uncertainties that may affect Zanett, Inc., see Zanett, Inc.'s filings with the Securities and Exchange Commission.

Neither Zanett, Inc. nor Zanett Oracle Solutions is a part of, a division of, nor a subsidiary of, nor in any other manner connected with Oracle Corporation, and no implication is made whatsoever to suggest as such.

- FINANCIAL TABLES TO FOLLOW -

Zanett, Inc.
Condensed Consolidated Balance Sheets

	June 30,	December 31,
	2010	2009
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$ 94,861	$ 180,598
Accounts receivable, net of allowance
for doubtful accounts of $308,297 and
$432,490, respectively	8,212,684	6,536,874
Income tax receivable	13,431	51,863
Unbilled revenue	298,756	206,681
Prepaid expenses	301,453	250,335
Customer deposits	535,000	535,000
Other current assets	210,915	174,306
Total current assets	9,667,100	7,935,657
Property and equipment, net	1,209,865	1,304,522
Goodwill	17,072,189	16,479,746
Other intangibles, net	478,693	615,088
Other assets	175,513	165,349
Total assets	$ 28,603,360	$ 26,500,362
Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$ 2,580,808	$ 1,235,640
Accrued expenses	2,663,714	2,836,387
Short-term debt	4,372,644	4,350,090
Short-term debt-related party	-	6,652,322
Short-term renewable unsecured subordinated debt	1,318,250	1,123,048
Other current liabilities	993,549	1,032,620
Income taxes payable	5,703	14,591
Deferred revenue	2,038,274	1,228,802
Deferred income taxes	30,645	30,645
Capital lease obligations	35,988	35,988
Total current liabilities	14,039,575	18,540,133
Convertible subordinated note	7,131,983	-
Long term renewable unsecured subordinated debt	815,995	1,131,104
Capital lease obligations	29,985	47,980
Deferred rent expense	86,557	76,535
Deferred income taxes	25,053	25,053
Total liabilities	22,129,148	19,820,805
Commitments and contingencies	-	-

Stockholders' equity
Preferred stock, $0.001 par value; 10,000,000 shares
authorized; none issued and outstanding	-	-
Common stock, $0.001 par value; 50,000,000 shares
authorized; 9,249,040 and 8,738,833 shares
issued and outstanding, respectively	32,844	32,443
Additional paid-in capital	33,064,544	32,482,502
Treasury stock, at cost; 14,915 shares	(179,015)	(179,015)
Accumulated deficit	(26,444,161)	(25,656,373)
Total stockholders' equity	6,474,212	6,679,557
Total liabilities and stockholders' equity	$28,603,360	$26,500,362
The accompanying notes are an integral part of these condensed consolidated financial statements.

ZANETT, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009
Revenues	$11,758,101	$10,932,731	$22,458,022	$21,892,585
Operating expenses:
Costs of revenues	8,725,690	7,508,470	16,592,949	15,156,606
Selling and marketing	1,454,514	1,436,937	2,820,157	3,055,711
General and administrative	1,658,038	1,921,374	3,143,355	3,807,902
Total operating expenses	11,838,242	10,866,781	22,556,461	22,020,219
Operating income(loss)	(80,141)	65,950	(98,439)	(127,634)

Other income(expense):
Interest expense	(312,485)	(315,113)	(650,178)	(642,602)
Total other expense	(312,485)	(315,113)	(650,178)	(642,602)
Loss from continuing operations before
income taxes	(392,626)	(249,163)	(748,617)	(770,236)

Income tax provision	(14,288)	-	(39,288)	(34,136)
Loss from continuing operations after taxes	(406,914)	(249,163)	(787,905)	(804,372)
Gain on sale of discontinued operations,
net of taxes	-	-	-	887,500

Net (loss)/income	$ (406,914)	$ (249,163)	$ (787,905)	$ 83,128
Basic and diluted income/(loss) per share:

Continuing operations	$ (0.05)	$ (0.03)	$ (0.09)	$ (0.09)
Discontinued operations	$ 0.00	$ 0.00	$ 0.00	$ 0.10
Net (loss) income per common share to
common stockholders - basic and diluted	$ (0.05)	$ (0.03)	$ (0.09)	$ 0.01
Weighted average shares outstanding – basic
and diluted	9,022,227	8,727,847	8,881,313	8,514,003
The accompanying notes are an integral part of these condensed consolidated financial statements.

Zanett, Inc.
Condensed Consolidated Statements of Cash Flows
(Unaudited)
	Six Months Ended
	June 30,
	2010	2009
Cash flows from operating activities:
Net (loss)income	$ (787,905)	$ 83,128
Adjustments to reconcile net (loss)income to net cash
provided by(used in) operating activities:
Depreciation and amortization	415,883	451,921
Stock based compensation and services	-	318,788
Gain on sale of discounted operations	-	(887,500)
Provision (recoveries) for doubtful accounts	(124,643)	360,857
Income tax payable	(8,888)	(14,740)
Changes in:
Accounts receivable	(1,551,166)	(520,628)
Unbilled revenue	(92,075)	(536,682)
Prepaid expenses and other current assets	(74,247)	8,490
Other assets	(10,165)	14,561
Accrued expenses	(172,559)	(790,559)
Accounts payable	1,345,169	418,566
Other current liabilities	490,593	(14,384)
Deferred revenue	809,472	808
Deferred rent expense	10,022	(3,700)
Income taxes receivable	38,432	5,322
Net cash provided by (used in) operating activities	287,923	(1,105,752)
Cash flows from investing activities:
Cash paid for contingent consideration related
to acquisitions	(60,000)	(221,983)
Additions to property and equipment	(184,831)	(132,680)
Cash received from sale of discontinued operation, net	-	720,833
Net cash (used in) provided by investing activities	(244,831)	366,170
Cash flows from financing activities:
Payments for debt issuance costs	(13,480)	-
Repayments of short term debt	(477,446)	780,594
Proceeds of note related party	-	7,829
Borrowings of short term debt	500,000	-
Repayments for redemptions of unsecured notes	(119,908)	-
Capital lease payments	(17,995)	-
Net cash (used in) provided by financing activities	(128,829)	788,423
Net (decrease)/increase in cash and cash equivalents	(85,737)	48,841
Cash and cash equivalents, beginning of period	180,598	450,304
Cash and cash equivalents, end of period	$ 94,861	$ 499,145
Supplemental cash flow information:
Income taxes paid	$ 61,383	$ 57,848
Interest paid	$ 275,285	$ 525,378
Non-cash financing activity:
Shares issued for contingent consideration	582,443	243,372
Exchange of related party debt for convertible
subordinated debt	$ 7,131,983	$ -
The accompanying notes are an integral part of these condensed consolidated financial statements.

Brad Gillespie
Zanett, Inc.
212-583-0300

CONTACT:  Brad Gillespie of Zanett, Inc., +1-212-583-0300